UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2022

SPRINGWORKS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39044	83-4066827
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Washington Blvd

Stamford, CT 06902

(Address of principal executive offices, including zip code)

(203) 883-9490

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SWTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Michael Burgess, M.B.Ch.B., Ph.D. as the Head of Research and Development

On September 12, 2022, Michael Burgess, the Company’s Head of Research and Development, notified SpringWorks Therapeutics, Inc. (the “Company”) that he will be retiring, effective September 16, 2022 (the “Retirement Date”). Dr. Burgess’ retirement is not the result of any dispute or disagreement with the Company or the Board, or any matter relating to the Company’s operations, policies or practices.

In connection with Dr. Burgess’ retirement, Dr. Burgess and the Company entered into a Consulting and Separation Agreement (the “Consulting and Separation Agreement”) pursuant to which Dr. Burgess will act as Senior Strategic Advisor to the Company, effective as of the day immediately following the Retirement Date. The Company has agreed to pay Dr. Burgess an hourly rate of $300 for providing such advisory services and reimburse for reasonable expenses. Pursuant to the Consulting and Separation Agreement, the Company will also provide Dr. Burgess with benefits related to his retirement including (a) twelve (12) months of Dr. Burgess’s base salary plus Dr. Burgess’s target annual incentive compensation for 2022 and (b) if Dr. Burgess was participating in the Company’s group health plan, a monthly cash payment for the shorter of twelve (12) months and Dr. Burgess’ COBRA continuation period. The Consulting and Separation Agreement provides for customary general releases and waivers of claims by Dr. Burgess against the Company.

The foregoing description of the Consulting and Separation Agreement is not complete and is qualified in its entirety by reference to the full text of the Consulting and Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Consulting and Separation Agreement, dated September 12, 2022, by and between Michael Burgess and SpringWorks Therapeutics, Inc.

104	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2022	SpringWorks Therapeutics, Inc.

	By:	/s/ Francis I. Perier, Jr.
Francis I. Perier, Jr.
Chief Financial Officer